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                                                                    Exhibit 10.4

                              AMENDMENT NO. 2 TO
                             EMPLOYMENT AGREEMENT
                           Dated as of June 15, 2001

     THIS AMENDMENT NO. 2 TO EMPLOYMENT AGREEMENT (this "Amendment") is entered into as of June 15, 2001 between Data Critical Corporation ("Data Critical" or the "Company") and Robert A. May ("you" or the "Executive").

                                  WITNESSETH:

     WHEREAS, the Company and the Executive have entered into a certain letter agreement dated as of November 11, 1999, as amended as of March 6, 2001 (the "Original Employment Agreement") setting forth certain agreements with respect to terms of the Executive's employment with the Company; and

     WHEREAS, the parties hereto wish to amend the terms of the Original Employment Agreement as hereinafter set forth (the Original Employment Agreement, as amended by this Amendment, being collectively, the "Employment Agreement");

     NOW THEREFORE, in consideration of the mutual premises set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

     SECTION 1. Amendments. The Original Employment Agreement is hereby amended as follows:

          1.1 The seventh paragraph of the Original Employment Agreement is amended by deleting the phrase "Data Critical will continue to pay your monthly salary" and replacing the same with the phrase "Data Critical will pay you".

          1.2 Exhibit A of the Original Employment Agreement is amended by deleting the first paragraph thereof in its entirety and replacing the same with the following paragraph:

               "As part of the Company's acquisition of Vitalcom, you will be entitled to payment of a one time cash bonus in the amount of $50,000 (subject to customary withholding) upon (and solely upon) the earliest to occur of any of the following: (a) completion of the consolidation and move of the Company's corporate operations to Tustin, California,
          (b) a decision by the Company to halt or substantially suspend the foregoing consolidation and move, or (c) the involuntary termination of your employment prior to the occurrence of either of the events described in the foregoing clauses (a) and (b) as a result of a Change of Control. The term `Change of Control' shall mean (i) a merger, consolidation, amalgamation or other similar transaction with an Acquiror whereby the direct or indirect shareholders of the Company immediately before such transaction cease to own at least a majority of the outstanding capital stock of the Company entitled to vote for the directors of such person or entity, or (ii) a sale of all or substantially all of the assets of the Company
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          to an Acquiror. An `Acquiror' shall mean any person or entity and its
          Affiliates other than the Company that is the successor entity in respect of a Change of Control."

     SECTION 2. Effect on Original Employment Agreement. This Amendment amends the Original Employment Agreement and all terms of this Amendment shall be deemed incorporated into and made a part of the Original Employment Agreement. Except as and to the extent specifically modified by the terms of this Amendment, all terms of the Original Employment Agreement shall remain in full force and effect. All references to the Employment Agreement in any agreement or document, and all references in the Employment Agreement to "this Agreement," "hereof," "hereunder," or "hereto" or words of similar import shall be deemed to be references to the Original Employment Agreement as amended hereby.

     SECTION 3.  Miscellaneous Provisions.

     3.1 Choice of Law. The validity, interpretation, construction and performance of this Amendment shall be governed by the laws of the State of Washington, without giving effect to the principles of conflict of laws.

     3.2 Counterparts. This Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which together will constitute one and the same instrument.

     3.3 Advice of Counsel. EACH PARTY TO THIS AMENDMENT ACKNOWLEDGES THAT, IN EXECUTING THIS AMENDMENT, SUCH PARTY HAS HAD THE OPPORTUNITY TO SEEK THE ADVICE OF INDEPENDENT LEGAL COUNSEL, AND HAS READ AND UNDERSTOOD ALL OF THE TERMS AND PROVISIONS OF THIS AMENDMENT. NEITHER THE ORIGINAL EMPLOYMENT AGREEMENT NOR THIS AMENDMENT SHALL BE CONSTRUED AGAINST ANY PARTY BY REASON OF THE DRAFTING OR PREPARATION HEREOF.

                           [Signature Page Follows]

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     The parties have executed this Amendment on the date first written above.

                                  DATA CRITICAL CORPORATION


                                  By:      /s/ Michael E. Singer
                                     -----------------------------------
                                  Name:  Michael E. Singer
                                  Title: Executive Vice President, Corporate
                                         Development, Chief Financial Officer


                                  ROBERT A. MAY:


                                  Signature:  /s/ Robert A. May
                                            ----------------------------

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